                                Arthur Andersen



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Ampal-American Israel Corporation, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-61895 and No. 333-55970.



Arthur Andersen LLP


New York, New York
March 27, 2002

                                 ARTHUR ANDERSEN
                               LUBOSHITZ KASIERER



                    Consent of independent public accountants

As independent public accountants of Ampal-American Israel Corporation, we hereby consent to the incorporation of our report included in this Form 10-K, into the company's previously filed Registration Statement File No. 333-61895 and File No. 333-55970.

Luboshitz Kasierer
Arthur Andersen

Tel-Aviv
March 27,2002